SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 14, 2009

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed, on March 2, 2009, Station Casinos, Inc. (the “Company”) entered into a forbearance agreement (the “Note Forbearance Agreement”) with the holders (the “Holders”) of a majority in principal amount of each of the 6% Senior Notes due 2012 (the “2012 Senior Notes”), 7¾% Senior Notes due 2016 (the “2016 Senior Notes”), 6½% Senior Subordinated Notes due 2014 (the “2014 Subordinated Notes”), 6 7/8% Senior Subordinated Notes due 2016 (the “2016 Subordinated Notes”) and 6 5/8% Senior Subordinated Notes due 2018 (the “2018 Subordinated Notes” and, together with the 2012 Senior Notes, the 2016 Senior Notes, the 2014 Subordinated Notes and the 2016 Subordinated Notes, the “Notes”).  In addition, on March 2, 2009, the Company also entered into a forbearance agreement with the lenders (the “Lenders”) holding a majority in principal amount of the loans and commitments under its Credit Agreement dated as of November 7, 2007 (the “Credit Forbearance Agreement” and together with the Note Forbearance Agreement, the “Forbearance Agreements” and, individually, each a “Forbearance Agreement”).

On April 14, 2009, the Company and the Holders entered into an Amendment to Forbearance Agreement (the “Amendment to the Note Forbearance Agreement”), pursuant to which the Holders agreed to extend the “Forbearance Period” from April 15, 2009 to May 15, 2009.

On April 14, 2009, the Company and the Lenders also entered into a First Amendment to Forbearance Agreement (the “Amendment to Credit Forbearance Agreement”, together with the Amendment to the Note Forbearance Agreement, the “Amendment to Forbearance Agreements” and, individually, each an “Amendment to Forbearance Agreement”), pursuant to which the Lenders agreed to, among other things, (a) extend the forbearance period for the Company from April 15, 2009 to May 15, 2009, and (b) modify the termination events for guarantor forbearance.

The Company said that the extended forbearance period will permit it to continue ongoing discussions regarding the terms of its restructuring with the Lenders and the holders of its Notes.

A copy of each Amendment to Forbearance Agreement, without exhibits, is attached to this Current Report on Form 8-K as exhibits and are incorporated by reference as though fully set forth herein. The foregoing summary description of the Amendment to Forbearance Agreements is not intended to be complete and is qualified in its entirety by the complete text of the Amendment to Forbearance Agreements. The Amendment to Forbearance Agreements are filed in this Form 8-K to provide information regarding their terms and are not intended to provide any other factual information about the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

10.1                           Amendment to Forbearance Agreement With Respect to Station Casinos, Inc. 6% Senior Notes due 2012, 7¾% Senior Notes due 2016, 6½% Senior Subordinated Notes due 2014, 6 7/8% Senior Subordinated Notes due 2016 and 6 5/8% Senior Subordinated Notes due 2018, dated as of April 14, 2009 by and among the Company and the noteholders party thereto.

10.2                           First Amendment to Forbearance Agreement dated as of April 14, 2009 by and among the Company, certain subsidiaries of the Company, FCP Holdings, Inc., Fertitta Partners LLC, FCP Voteco, LLC, Deutsche Bank Trust Company Americas, as administrative agent and the lenders party thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: April 14, 2009	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

10.1

Amendment to Forbearance Agreement With Respect to Station Casinos, Inc. 6% Senior Notes due 2012, 7 3/4 % Senior Notes due 2016, 6½% Senior Subordinated Notes due 2014, 6 7/8% Senior Subordinated Notes due 2016 and 6 5/8% Senior Subordinated Notes due 2018, dated as of April 14, 2009 by and among the Company and the noteholders party thereto

10.2

First Amendment to Forbearance Agreement, dated as of April 14, 2009 by and among the Company, certain subsidiaries of the Company, FCP Holdings, Inc., Fertitta Partners LLC, FCP Voteco, LLC, Deutsche Bank Trust Company Americas, as administrative agent and the lenders party thereto